UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDIAG3, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	14-1963980 (I.R.S. Employer Identification Number)

One Almaden Boulevard

Suite 310

San Jose, California 95113

 (Address, including zip code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box:  [ X ]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1.

Description of Registrant’s Securities to be Registered.

This registration statement relates to the common stock, par value $0.001 per share, of MediaG3, Inc. (the “Registrant”).  Reference is made to the information set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-140640) as originally filed with the Securities and Exchange Commission on February 13, 2007, or as subsequently amended (the “Registration Statement”), and in the prospectus included as part of the Registration Statement, which information is incorporated by reference.

Item 2.

Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number

Description of Exhibit

 3.1

Certificate of Incorporation of the Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registration Statement).

3.2

Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the

Registration Statement).

99.1

Description of the Registrant’s common stock set forth under the caption “Description of

Capital Stock” on pages 34 – 35 of the prospectus included in the Registration

Statement.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 13, 2007

MEDIAG3, INC.

By: /s/ William Yuan

      William Yuan

      President and Chief Executive Officer

Exhibit Index

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number

Description of Exhibit

 3.1

Certificate of Incorporation of the Registrant (incorporated herein by reference to

Exhibit 3.1 to the Registration Statement).

3.2

Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the

Registration Statement).

99.1

Description of the Registrant’s common stock set forth under the caption “Description of

Securities” on pages 34 - 35 of the prospectus included in the Registration

Statement.